UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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FRONT YARD RESIDENTIAL CORPORATION
(Name of Registrant as Specified in Its Charter)

SNOW PARK CAPITAL PARTNERS MASTER FUND, LP

SNOW PARK CAPITAL PARTNERS, GP

SNOW PARK CAPITAL PARTNERS, LP

SNOW PARK CAPITAL MANAGEMENT, LLC

JEFFREY PIERCE

JPL OPPORTUNITY FUND LP

SOARING EAGLE LLC

JPL MANAGEMENT SERVICES LLC

JPL ADVISORS LLC

LAZAR NIKOLIC

PHILIP R. CHAPMAN

JAY S. NICKSE

WICKAPOGUE STRUCTURED CREDIT FUND, LP

WICKAPOGUE GP, LLC

TRADETWINS VENTURES, LLC

LELAND ABRAMS

TIMBERLINE FUND, LP

TIMBERLINE FUND GP, LLC

WYNKOOP, LLC

BRANDON JUNDT

KHALIL KANAAN

GEORGE LUCACI

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Snow Park Capital Partners, LP, together with the other participants named herein (collectively, “Snow Park”), intends to make a preliminary filing with the Securities and Exchange Commission of a proxy statement and accompanying proxy card to be used to solicit votes for the election of Snow Park’s slate of highly qualified director nominees to the Board of Directors of Front Yard Residential Corporation, a Maryland corporation (the “Company”), at the Company’s upcoming 2019 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On April 2, 2019, Snow Park issued the following press release:

Snow Park Nominates Five Highly-Qualified Independent Candidates for Election to Front Yard’s Board of Directors

Issues Letter to Fellow Stockholders Highlighting the Need for Change at Front Yard

Believes Sustained Underperformance Stems from a Lack of True Stockholder Representation and Oversight in the Boardroom

Shares Have More Than 85% of Uncaptured Upside Based on Front Yard’s Own Net Asset Value Estimate from February 2019, Yet No Credible Plan to Unlock Value Exists

Proposes a Slate of Highly-Qualified Nominees That Possess the Real Estate Experience, Leadership Expertise and Independent Stockholder Perspectives Needed to Refresh the Board

NEW YORK, NY—BUSINESSWIRE— Snow Park Capital Partners, LP (together with its affiliates, “Snow Park” or “we”), a significant long-term stockholder of Front Yard Residential Corporation (NYSE: RESI) (“Front Yard” or the “Company”), which together with the other participants in its solicitation beneficially owns approximately 2% of the Company’s outstanding shares, today issued a public letter to stockholders regarding its decision to nominate five highly-qualified independent candidates for election to the Company’s Board of Directors at the upcoming annual meeting of stockholders.

Below is the full text of the letter.

***

April 2, 2019

Dear Fellow Stockholders:

Snow Park Capital Partners, LP (together with its affiliates, “Snow Park” or “we”) is a significant long-term stockholder of Front Yard Residential Corporation (“Front Yard” or the “Company”), which together with the other participants in its solicitation beneficially owns approximately 2% of the Company’s outstanding shares. Snow Park has a meaningful interest in the Company – one that we believe entitles us to have our suggestions thoughtfully considered and, where appropriate, implemented by the Board of Directors (the “Board”). Unfortunately, the Board and management have opted to frequently dismiss independent stockholders’ views despite what is in our view a clear record of strategic missteps and underperformance.

Although Snow Park prefers to collaborate in a constructive and private manner with the companies it invests in, Front Yard’s years of underperformance has led us to believe that actual change in the boardroom is needed and warranted. We believe that adding true ownership perspectives in the boardroom can ensure that all strategic alternatives and paths to value creation are explored without bias.

It is important to underscore that we did not come to this decision hastily or lightly. Our firm has spent a significant amount of time and effort in recent years thoroughly analyzing Front Yard’s corporate governance, strategic direction, balance sheet, portfolio and operating landscape. Time and again, our assessments have reinforced that poor decision-making, lack of initiative to address existential issues facing the Company,1 and insufficient stockholder oversight in the boardroom have led to stagnation, inadequate stockholder relations, and a sub-optimal balance sheet – all factors that have destroyed value.

1 Specifically, the flawed external advisory agreement with AAMC.

With respect to Front Yard’s corporate strategy, we question on its face how it can succeed without dramatic changes to reinvigorate the confidence of stockholders. Specifically, the Company stated on its most recent earnings call that scaling its portfolio to 50,000 homes is the only way to bring general and administrative costs in line with peers.2 This realization or perhaps new initiative is disconnected from the stark fact that Front Yard has not once in the past four years accessed the public markets for growth capital. Moreover, we believe such growth is nearly impossible with the Company’s terribly designed external management agreement, something that would have been better to address before designing such a business plan. Further, the lack of stockholder support to raise equity capital is clearly based on the tremendous gap that exists between the Company’s share price and Net Asset Value (NAV).

We believe Front Yard’s approximately 60% valuation gap3 is a clear message from the marketplace that the Board has fallen short in recent years. We feel its long-term inaction and unwillingness to address existential issues, including Front Yard’s valuation gap, is confounding given that the Company’s own NAV estimate indicates there is more than 85% of untapped upside in its shares.4

We are confident that our nominees can effectively represent all stockholders given their extensive real estate pedigrees, mortgage and financial services experience, and commitment to good corporate governance practices. Our nominees look forward to addressing any and all issues facing the Company through robust engagement with stockholders and a holistic strategic review. We believe they can, if elected, finally allow the tremendous value embedded in the owned real estate of Front Yard to fully be realized.

Snow Park’s nominees are:

•	Leland Abrams
o	Currently a Fund Manager at Wynkoop LLC, which is a significant stockholder of Front Yard.
o	Seasoned investor with extensive real estate experience, deep sector knowledge and unique single-family insight as a result of his time managing portfolios of residential mortgage securities.
o	Background as a structured mortgage and esoteric ABS trader and credit analyst at top investment firms.
▪	Given his vast real estate investment acumen, industry expertise and robust residential sector background, we believe Mr. Abrams is highly qualified to serve on Front Yard’s Board.

•	Khalil Kanaan
o	Recognized business leader and highly-respected investment manager, who started his career as a mortgage securities trader.
o	A leading expert in the distressed mortgage market.
o	Founding Partner at One William Street Capital, a distressed credit firm.
o	Previously held senior executive roles at global institutions, such as Lehman Brothers and Deloitte.
▪	Mr. Kanaan’s vast finance and investment expertise, particularly his substantial experience investing in real estate and RMBS, make him an ideally suited candidate to navigate the challenges facing the Company and add value to Front Yard’s Board.

2 Front Yard Residential Corp.’s February 2019 earnings call transcript (link).

3 As of market close on March 29, 2019, Front Yard Residential Corp.’s shares were trading at $9.27. A NAV of $17.50 was set forth in Front Yard Residential Corp.’s February 2019 earnings call transcript (link).

4 Front Yard Residential Corp.’s February 2019 earnings call transcript (link).

•	George Lucaci
o	Respected advisor with decades of capital markets experience, including in the areas of alternative investing and mortgage-backed securities.
o	Currently Partner and Senior Advisor at Mercury Capital Advisors.
o	Former Senior Managing Director of one of Wall Street’s first electronic alternative asset distribution platforms.
o	Former Director of the mortgage-backed securities business at Merrill Lynch Capital Markets.
▪	Mr. Lucaci’s extensive experience as an investor, advisor and mortgage securities expert will position him to add significant value and represent stockholders’ best interests on Front Yard’s Board.
•	Lazar Nikolic
o	Experienced real estate investment specialist, with a focus on residential mortgages and structured credit.
o	Founded and currently serves as a Managing Member of both JPL Advisors and JPL Management Services since 2016.
o	A significant stockholder of Front Yard with a background in mathematics, finance and computer science.
▪	Drawing on his experience founding his own firms, Mr. Nikolic understands intricacies of residential real estate and value creation for stockholders. His experience and sector expertise will make him a valuable addition to the Board.

•	Jeffrey Pierce
o	Currently the Managing Partner of Snow Park, a significant stockholder of Front Yard and one of the industry’s only hedge fund sponsors that specializes in publicly traded real estate.
o	Possesses unique experience when it comes to corporate governance in the real estate sector, as a result of considerable private and public engagements with underperforming companies.
o	Former analyst at leading investment firms, including Farallon Capital Management and Luxor Capital.
▪	Mr. Pierce’s unique real estate investment experience and corporate governance expertise – supplemented by the founding of his own firm – makes him uniquely qualified to add value and serve on Front Yard’s Board.

Snow Park looks forward to engaging with its fellow stockholders in the coming weeks to share more detail about its case for change and views on strategic paths to value creation at Front Yard.

Sincerely,

Jeffrey Pierce

***

About Snow Park

Snow Park Capital Partners, LP is a privately-held investment manager that specializes in investing in publicly-traded real estate securities across the capital structure. Based in New York City and founded by Jeffrey Pierce, the firm focuses on producing strong risk-adjusted returns for a diverse investor base of public institutions, private entities and qualified individual clients.

Contacts

For Investors:

Saratoga Proxy Consulting LLC

John Ferguson / Joe Mills, 212-257-1311

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For Media:

Profile

Greg Marose / Charlotte Kiaie, 347-343-2999

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CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Snow Park Capital Partners Master Fund LP, together with the other participants named herein (collectively, "Snow Park"), intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2019 annual meeting of stockholders Front Yard Residential Corporation (the "Company").

SNOW PARK STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Snow Park Capital Partners Master Fund LP ("Snow Park Master"), Snow Park Capital Partners GP, LLC (“Snow Park GP”), Snow Park Capital Partners, LP (“Snow Park IM”), Snow Park Capital Management, LLC (“Snow Park IM GP”), Jeffrey Pierce, JPL Opportunity Fund LP (“JPL Fund”), Soaring Eagle LLC (“Soaring Eagle”), JPL Management Services LLC (“JPL Management”), JPL Advisors LLC (“JPL Advisors”), Lazar Nikolic, Philip R. Chapman, Jay S. Nickse, Wickapogue Structured Credit Fund, LP (“Wickapogue Fund”), Wickapogue GP, LLC (“Wickapogue GP”), TradeTwins Ventures, LLC (“TradeTwins”), Leland Abrams, Timberline Fund, LP (“Timberline Fund”), Timberline Fund GP, LLC (“Timberline GP”), Wynkoop, LLC (“Wynkoop”), Brandon Jundt, Khalil Kanaan and George Lucaci.

As of the date hereof, Snow Park Master is the direct beneficial owner of 586,022 shares of Common Stock. Snow Park GP, as the general partner of Snow Park Master, may be deemed to beneficially own the 586,022 shares of Common Stock beneficially owned by Snow Park Master. Snow Park IM, as the investment manager of Snow Park Master, may be deemed to beneficially own the 586,022 shares of Common Stock beneficially owned by Snow Park Master. Snow Park IM GP, as the general partner of Snow Park IM, may be deemed to beneficially own the 586,022 shares of Common Stock beneficially owned by Snow Park Master. Mr. Pierce, as the managing member of each of Snow Park GP and Snow Park IM GP, may be deemed to beneficially own the 586,022 shares of Common Stock beneficially owned by Snow Park Master. As of the date hereof, JPL Fund is the direct beneficial owner of 209,185 shares of Common Stock. As of the date hereof, Soaring Eagle is the direct beneficial owner of 106,600 shares of Common Stock. JPL Management, as the investment manager of JPL Fund, may be deemed to beneficially own the 209,185 shares of Common Stock beneficially owned by JPL Fund. JPL Advisors, as the general partner of JPL Fund and the investment manager of Soaring Eagle, may be deemed to beneficially own the 209,185 shares of Common Stock beneficially owned by JPL Fund and 106,600 shares of Common Stock beneficially owned by Soaring Eagle. As of the date hereof, Mr. Nikolic beneficially owned 5,400 shares of Common Stock, including 1,500 shares of Common Stock owned by his spouse. As of the date hereof, Mr. Chapman is the direct beneficial owner of 43,600 shares of Common Stock. In addition, Messrs. Chapman, Nikolic and Nickse, each as a managing member of each of JPL Management and JPL Advisors, may be deemed to beneficially own the 209,185 shares of Common Stock beneficially owned by JPL Fund and 106,600 shares of Common Stock beneficially owned by Soaring Eagle. As of the date hereof, Wickapogue Fund is the direct beneficial owner of 75,000 shares of Common Stock. Wickapogue GP, as the general partner of Wickapogue Fund, may be deemed to beneficially own the 75,000 shares of Common Stock beneficially owned by Wickapogue Fund. TradeTwins, as a managing member of Wickapogue GP, may be deemed to beneficially own the 75,000 shares of Common Stock beneficially owned by Wickapogue Fund. As of the date hereof, Mr. Abrams is the direct beneficial owner of 4,000 shares of Common Stock. Mr. Abrams, as the managing member of TradeTwins, may be deemed to beneficially own the 75,000 shares of Common Stock beneficially owned by Wickapogue Fund. As of the date hereof, Timberline Fund is the direct beneficial owner of 75,000 shares of Common Stock. Timberline GP, as the general partner of Timberline Fund, may be deemed to beneficially own the 75,000 shares of Common Stock beneficially owned by Timberline Fund. Wynkoop, as the investment manager of each of Wickapogue Fund and Timberline Fund, may be deemed to beneficially own the 75,000 shares of Common Stock beneficially owned by Wickapogue Fund and the 75,000 shares of Common Stock beneficially owned by Timberline Fund. Mr. Jundt, as the managing member of each of Timberline GP and Wynkoop and as a managing member of Wickapogue GP, may be deemed to beneficially own the 75,000 shares of Common Stock beneficially owned by Wickapogue Fund and the 75,000 shares of Common Stock beneficially owned by Timberline Fund. As of the date hereof, Messrs. Kanaan and Lucaci did not beneficially own any shares of Common Stock.

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